EXHIBIT 10.3

The securities sold hereunder have been issued pursuant to an exemption from registration under the Securities Act of 1933, as amended, pursuant to Regulation S thereunder. These securities cannot be transferred, offered, or sold in the United States or to U.S. Persons (as that term is defined in Regulation S) except pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration.

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement dated May 14, 2008, is among Red Lake Exploration, Inc., a Nevada corporation (the “Company”), and each purchaser identified on the attached signature pages (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”); and

Whereas, subject to the terms and conditions set forth in this agreement and pursuant to Section 4(2) of the Securities Act (as defined below), and Rule 506 promulgated under it, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company in the aggregate, up to $300,000 of shares of Common Stock and Warrants on the Closing Date.

In consideration of the mutual covenants contained in this agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I.
DEFINITIONS

1.1           Definitions. For all purposes of this agreement:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as these terms are used in and construed under Rule 144, and any investment fund or managed account that is managed on a discretionary basis by the same investment manager as a Purchaser.

“Closing” means the closing of the purchase and sale of the Common Stock and the Warrants under Article 2.1.

“Closing Date” means the Trading Day when all of the Transaction Documents have been executed and delivered by the applicable parties.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common shares of the Company with a par value of $0.001 per share, and any securities into which the common shares might be reclassified.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries that would at any time entitle the holder to acquire Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder to receive, Common Stock.

“Liens” means a lien, charge, security interest, encumbrance, and right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” is defined in Article 3.1(b).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision of it) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchase Price” is $0.30 per Common Share, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this agreement.

“Required Approvals” is defined in Article 3.1(e).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities” means the Shares, the Warrants and the Warrant Shares.

“Securities Act” means the Securities Act of 1933.

“Shares” means the shares of Common Stock issued or issuable to each Purchaser under to this agreement.

“Subscription Amount” means, as to each Purchaser, the amount set below each Purchaser’s signature block on the signature page, in United States dollars and in immediately available funds.

“Subsidiary” means any subsidiary of the Company and any future direct or indirect subsidiary of the Company.

“Trading Day” means a day on which the Common Stock is quoted or traded on a Trading Market.

“Trading Market” means the American Stock Exchange, the New York Stock Exchange, the Nasdaq National Market, the Nasdaq SmallCap Market, the OTC Bulletin Board or other United States quotation system.

“Transaction Documents” means this agreement, the Warrants and any other documents or agreements executed in connection with the transactions described in this agreement.

“Warrants” means the Common Stock Purchase Warrants in the form of the attached Exhibit A.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

ARTICLE II.
PURCHASE AND SALE

2.1           Closing. On the Closing Date, each Purchaser will purchase from the Company, severally and not jointly with the other Purchasers, and the Company will issue and sell to each Purchaser, (a) a number of Shares equal to such Purchaser’s Subscription Amount divided by the Purchase Price and (b) the Warrants as determined pursuant to Article 2.2(a)(iii). The aggregate of Subscription Amounts is a maximum of $300,000.  Upon satisfaction of the conditions in Article 2.3, the Closing will occur at the offices of the Company or such other location as the parties mutually agree.

2.2           Deliveries

(a)           On the Closing Date, the Company will deliver or cause to be delivered to each Purchaser the following:

(i)             this agreement duly executed by the Company,

(ii)            a certificate evidencing a number of Shares equal to the Purchaser’s Subscription Amount divided by the Purchase Price, registered in the name of the Purchaser, and

(iii)           a Warrant, registered in the name of the Purchaser, pursuant to which the Purchaser can acquire up to the number of shares of Common Stock equal to 100% of the Shares issued to the Purchaser in Article 2.2(a)(ii).

(b)           On the Closing Date, each Purchaser will deliver or cause to be delivered to the Company the following:

(i)             this agreement duly executed by the Purchaser, and

(ii)            the Purchaser’s Subscription Amount by wire transfer according to the wire instructions provided by the Company.

2.3           Closing Conditions

(a)           The obligations of the Company to complete the Closing are subject to each of the following conditions being met:

(i)             The representations and warranties of the Purchasers are accurate in all material respects when they were made and on the Closing date.

(ii)            The Purchasers have performed all obligations, covenants and agreements required to be performed by the Closing Date.

(iii)           The Purchasers have delivered the items set forth in Article 2.2(b) of this agreement.

(b)           The respective obligations of the Purchasers to complete the Closing are subject to each of the following conditions being met:

(i)             The representations and warranties of the Company are accurate in all material respects on the Closing Date.

(ii)            The Company has performed all obligations, covenants and agreements required to be performed by the Closing Date.

(iii)           The Company has delivered the items set forth in Article 2.2(a) of this agreement.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1           Representations and Warranties of the Company.  The Company represents and warrants to each Purchaser:

(a)           Subsidiaries.  The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b)           Organization and Qualification.  Each of the Company and the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing could not reasonably be expected to have (i) a material adverse effect on the legality, validity or enforceability of any Transaction Documents, (ii) a material adverse effect on the results of operations, assets, business, prospects or financial condition of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Documents (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail any power and authority or qualification.

(c)           Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations under them.  The Company’s execution and delivery of each of the Transaction Documents and its consummation of the transactions contemplated by them have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in their connection other than in connection with the Required Approvals.  Each Transaction Documents has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(d)           No Conflicts.  The Company’s execution, delivery and performance of the Transaction Documents, its issuance and sale of the Shares and its consummation of the other transactions contemplated hereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations).

(e)           Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with its execution, delivery and performance of the Transaction Documents, other than any filings that are required by applicable federal and state securities laws (collectively, the “Required Approvals”).

(f)           Issuance of the Securities.  The Shares and Warrants are duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.  The Warrant Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company.  The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this agreement and the Warrants.

(g)           Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Article 3.2. no registration under the Securities Act is required for the Company’s offer and sale of the Securities to the Purchasers. The issuance and sale of the Securities does not contravene the rules and regulations of the Trading Market.

(h)           Investment Company.  The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Shares, will neither be nor be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.  The Company will conduct its business in such a manner that it will not become subject to the Investment Company Act.

(i)           Disclosure.  The Company confirms that neither the Company nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that constitutes or might constitute material, non-public information.  All disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated by it furnished by or on behalf of the Company with respect to the representations and warranties are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading.  The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Article 3.2.

(j)           General Solicitation.  Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Shares by any form of general solicitation or general advertising.  The Company has offered the Shares for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(k)           Acknowledgment Regarding Purchasers’ Purchase of Shares.  The Company acknowledges that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated.  The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this agreement and the transactions contemplated and any advice given by any Purchaser or any of their respective representatives or agents in connection with this agreement and the transactions contemplated is merely incidental to the Purchasers’ purchase of the Shares.  The Company further represents to each Purchaser that the Company’s decision to enter into this agreement has been based solely on the independent evaluation of the transactions contemplated by the Company and its representatives.

(l)           Acknowledgment of Dilution.  The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions.  The Company further acknowledges that its obligations under the Transaction Documents, including without limitation its obligation to issue the Shares and Warrant Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

Purchaser acknowledges that the Company does not make or has not made any representations or warranties with respect to the transactions contemplated other than those specifically described in this Article 3.1.

3.2           Representations and Warranties of the Purchasers. Each Purchaser, for itself and for no other Purchaser, represents and warrants to the Company as of the date of this agreement and as of the Closing Date as follows:

(a)           Organization Authority.  The Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations. The execution, delivery and performance by the Purchaser of the transactions contemplated by this agreement have been duly authorized by all necessary corporate or similar action on the part of the Purchaser.  Each of the Transaction Documents to which it is a party has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with these terms, constitutes the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as limited by applicable law.

(b)           Investment Intent.  The Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and that Purchaser is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling any of the Securities, has no present intention of distributing any of such Securities, and has no arrangement or understanding with any other persons regarding the distribution of the Securities (this representation and warranty does not limit the Purchaser’s right to sell the Securities in compliance with applicable federal and state securities laws).  Purchaser is acquiring the Securities in the ordinary course of its business.  Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(c)           Disclosure of Information.  Purchaser carefully reviewed all filings made by the Company with the Commission as of the date of this agreement and has received and carefully reviewed any information Purchaser has requested from the Company that Purchaser considers necessary or appropriate for deciding whether to acquire the Securities, including, without limitation, all material risk factors relating to the Company.  Purchaser further represents that Purchaser has had ample opportunity to ask questions and receive answers from the Company concerning the information and the terms and conditions of the offering of the Securities and to obtain any additional information necessary to verify the accuracy of the information given to Purchaser.  Purchaser is making its investment in the Company after having reviewed, analyzed, sought professional advice regarding, and fully understanding the risk, uncertainties, and liabilities associated with the Company.

(d)           Purchaser’s Experience.  Purchaser, either alone or together with its representatives, is knowledgeable, sophisticated, and experienced in business and financial matters and is capable of evaluating the merits and risks of the prospective investment in the Securities, and has evaluated the merits and risks of the investment.  Purchaser is able to bear the economic risk of an investment in the Securities and is able to afford a complete loss of the investment.

(e)           General Solicitation.  Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f)           Regulation S

(i)           Purchaser either has been duly formed and is validly existing as a corporation or other legal entity in good standing under the laws of its jurisdiction of incorporation set forth on the signature page to this agreement or is an individual who is not a citizen or resident of the United States.  Purchaser is not organized under the laws of the United States and is not a “U.S. Person” as that term is defined in Rule 902(o) of Regulation S.

(ii)           Purchaser was not formed for the purpose of investing in Regulation S securities or for the purpose of investing in the Securities sold under this agreement.  Purchaser is not registered as an issuer under the Securities Act and is not required to be registered with the SEC under the Investment Company Act of 1940, as amended.  Purchaser is entering into this agreement and is participating in the offering of the Shares for its own account, and not on behalf of any U.S. Person as defined in Rule 902(o) of Regulation S.

(iii)           The Company has not made an offer to enter into this agreement to Purchaser in the United States other than as permitted in the case of an account managed by a professional fiduciary resident in the United States within the meaning of Section 902(o)(2) of Regulation S.  At the times of the offer and execution of this agreement and, to the best knowledge of Purchaser, at the time the offering originated, Purchaser was located and resident outside the United States, other than as permitted in the case of an account managed by a professional fiduciary resident in the United States within the meaning of Section 902(o)(2) of Regulation S.

(iv)           Neither Purchaser, nor any of its Affiliates, nor any person acting on its behalf or on behalf of any Affiliate has engaged or will engage in any activity undertaken for the purpose of, or that reasonably could be expected to have the effect of, conditioning the markets in the United States for the Shares or for any securities that are convertible into or exercisable for the common stock of the Company, including, but not limited to, effecting any sale or short sale of the Company’s securities through Purchaser or any of its Affiliates before the expiration of any restricted period contained in Regulation S.  To the best knowledge of Purchaser, this agreement and the transactions contemplated by it are not part of a plan or scheme to evade the registration provisions of the Securities Act, and Purchaser is purchasing the Shares for investment purposes.  Purchaser and, to the best knowledge of Purchaser, each distributor, if any, participating in this offering of the Securities have agreed that they will neither offer nor sell any Securities before the date hereof and through the expiration of the any restricted period set forth in Rule 903 of Regulation S (as amended from time to time) to U.S. Persons or for the account or benefit of U.S. Persons, and they will offer or sell any of the Securities only in compliance with the provisions of Regulation S and any other applicable provisions of the Securities Act.  Purchaser and its representatives have not conducted any Directed Selling Effort as that term is used and defined in Rule 902 of Regulation S and will not engage in any Directed Selling Effort within the United States through the expiration of any restricted period set forth in Rule 903 of Regulation S.

(v)           Purchaser acknowledges that Purchaser may resell any interest in this agreement or in the Securities within the jurisdiction of the United States or to U.S. Persons as defined in Rule 902(o) of Regulation S by or for the account of the parties only (i) pursuant to a registration statement under the Securities Act, or (ii) if applicable, pursuant to an exemption from registration for sales by a person other than an issuer, underwriter, or dealer as those terms are used in Section 4(1) and related provisions of the Securities Act and regulations or pursuant to another exemption from registration, only following the expiration of any restricted period (if applicable) required by Regulation S.  Purchaser acknowledges that this agreement and the Securities have not been registered under the Securities Act or qualified under state securities laws of the United States and that their transferability within the jurisdiction of the United States is restricted by the Securities Act as well as state laws.  Purchaser acknowledges it has received a copy of Regulation S, is familiar with and understands its terms, and has had the opportunity to consult with its legal counsel concerning this agreement and Regulation S.

The Company acknowledges that each Purchaser does not make or has not made any representations or warranties with respect to the transactions contemplated other than those specifically described in this Article 3.2.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1           Transfer Restrictions

(a)           The Securities may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of the Securities other than pursuant to an effective registration statement or in compliance with Regulation S and Rule 144, the Company may require the transferor to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion must be reasonably satisfactory to the Company, to the effect that the transfer does not require registration of the transferred Securities under the Securities Act.  As a condition of transfer, any transferee must agree in writing to be bound by the terms of this agreement and will have the rights of a Purchaser under this agreement.

(b)           The Purchaser agrees to the imprinting, so long as it is required under the Securities Act and the rules and regulations promulgated under it, on any of the Securities any of the following legends or substantially similar legends:

These securities have not been registered with the Securities and Exchange Commission or the securities commission of any state and are issued in reliance upon an exemption from under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, may not be offered or sold except pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in accordance with applicable state securities laws as evidenced by a legal opinion of counsel to the transferor to such effect, the substance of which will be reasonably acceptable to the Company.

These securities have been issued pursuant to an exemption from registration under the Securities Act of 1933, as amended, pursuant to Regulation S thereunder. The securities evidenced by this certificate cannot be transferred, offered, or sold in the United States or to U.S. Persons (as that term is defined in Regulation S) except pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration.

4.2           Non-Public Information.  The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless Purchaser has first executed a written agreement regarding the confidentiality and use of the information.

4.3           Use of Proceeds.  The Company will use the net proceeds from the sale of the Securities for working capital purposes, current debt and trade payables, and not to redeem any Common Stock or Common Stock Equivalents or to settle any outstanding litigation.

4.4           Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company will continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the Shares and Warrant Shares on any exercise of the Warrants.

4.5           Delivery of Securities after Closing.  The Company will deliver, or cause to be delivered, the respective Shares and Warrants purchased by each Purchaser to the Purchaser within 3 Trading Days of the Closing Date.

4.6           Resale by Purchaser.  Each Purchaser understands and acknowledges, severally and not jointly with any other Purchaser, that the SEC takes the position that using the Shares to cover short sales of shares of the Common Stock “against the box before the effective date of a registration statement is a violation of Section 5 of the Securities Act, as set forth in Item 65, Section 5 under Section A, of the Manual of Publicly Available Telephone Interpretations, dated July 1997, compiled by the Office of Chief Counsel, Division of Corporation Finance. Accordingly, no Purchaser will use any of the Shares to cover any short sales made before the effective date of any registration statement. Each Purchaser acknowledges that the Company does not intend to file a registration statement to register the Shares. Further, each Purchaser will comply with any obligations it might have under Regulation M with respect to the resale of the Securities.

ARTICLE V.
MISCELLANEOUS

5.1           Termination.  This agreement may be terminated by any party, by written notice to the other parties, if the Closing has not taken place by the end of thirty days from the date of this agreement; but no termination affects the right of any party to sue for any breach by the other party (or parties).

5.2           Fees and Expenses.   Except as otherwise set forth in this agreement, each party will pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by the party incident to the negotiation, preparation, execution, delivery and performance of this agreement.  The Company will pay all stamp and other taxes and duties levied in connection with the delivery of the Securities.

5.3           Entire Agreement.  The Transaction Documents, together with their exhibits and schedules, contain the entire understanding of the parties with respect to their subject matter and supersede all prior agreements and understandings, oral or written, with respect to these matters, which the parties acknowledge have been merged into the Transaction Documents and their exhibits and schedules.

5.4           Notices.  Any notices or other communications or deliveries required or permitted to be provided hereunder must be in writing and are deemed given and effective on the earliest of (a) the date of transmission, if the notice or communication is delivered via fax or email at the fax number or email address given on the signature attached pages before 6:30 p.m. (Reno, Nevada, time) on a Trading Day, (b) the next Trading Day after the date of transmission, if the notice or communication is delivered via fax or email at the fax number or email address given on the signature attached pages on a day that is not a Trading Day or later than 6:30 p.m. (Reno, Nevada, time) on any Trading Day, (c) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom the notice is required to be given if delivered by hand to an officer or director of the party.  The address for notices and communications are those given on the attached signature pages.

5.5           Amendments Waivers.  No provision of this agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each Purchaser or, in the case of a waiver, by the party against whom enforcement of any waiver is sought.  No waiver of any default with respect to any provision, condition or requirement of this agreement is deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement, nor does any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of the right.

5.6           Construction.  The headings in this agreement are for convenience only, do not constitute a part of this agreement, and cannot be deemed to limit or affect any of the provisions.  The language used in this agreement is deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction can be applied against any party.

5.7           Successors and Assigns.  This agreement binds and inures to the benefit of the parties and their successors and permitted assigns and is not assignable.

5.8           No Third-Party Beneficiaries.  This agreement is intended for the benefit of the parties and their respective successors and permitted assigns and is not for the benefit of, nor may any provision be enforced by, any other Person.

5.9           Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents must be governed by and construed and enforced in accordance with the internal laws of the State of Nevada, without regard to the principles of conflicts of law.  All legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by the Transaction Documents (whether brought against a party or its respective affiliates, directors, officers, shareholders, employees or agents) must be commenced exclusively in the state and federal courts sitting in Reno.  Each party irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Reno for the adjudication of any dispute in connection with the Transaction Documents, and irrevocably waives, and will not assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court or that it is an improper or inconvenient venue for the proceeding.  The parties waive all rights to a trial by jury.  If either party commences an action or proceeding to enforce any provisions of the Transaction Documents, then the non-prevailing party in the action or proceeding will reimburse the prevailing party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of the action or proceeding.

5.10         Execution.  This agreement may be executed in two or more counterparts and delivered to the other parties by any means; and the counterparts, taken together, are considered one and the same agreement, and any electronically delivered signature page is deemed to be an originally signed document.

5.11         Severability.  If any provision of this agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this agreement are not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute, and upon so agreeing, will incorporate the substitute provision in this agreement.

5.12         Replacement of Securities.  If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company will issue or cause to be issued in exchange and substitution for and upon its cancellation, or in lieu of and substitution, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of the loss, theft or destruction and customary and reasonable indemnity, if requested.  An applicant for a new certificate or instrument under such circumstances will pay any reasonable third-party costs associated with the issuance of the replacement Securities.

5.13         Remedies.  In addition to being entitled to exercise all rights provided in this agreement or granted by law, including recovery of damages, each party is entitled to specific performance under the Transaction Documents.

5.14         Independent Nature of Purchasers’ Obligations and Rights.  The obligations of each Purchaser under the Transaction Documents are several and not joint with the obligations of any other Purchaser, and no Purchaser is responsible in any way for the performance of the obligations of any other Purchaser under the Transaction Documents. Nothing contained in any Transaction Documents, and no action taken by any Purchaser pursuant to them, can be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to the obligations or the transactions contemplated by the Transaction Documents.  Each Purchaser is entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this agreement or out of the other Transaction Documents, and it is not be necessary for any other Purchaser to be joined as an additional party in any proceeding for this purpose.  Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents.  The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers.

In witness whereof, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date indicated.

RED LAKE EXPLORATION, INC	Address for Notice:

/s/	195 Park Avenue
Name: Caitlin Jeffs	Thunder Bay ON P7B 1B9
Title: President

With a copy to (which cannot constitute notice):

[Purchasers’ signature pages to Red Lake Exploration, Inc. Securities Purchase Agreement]

In witness whereof, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:________________________________________________________________________________________________________

Country of incorporation or residence:_________________________________________________________________________________________

Signature of authorized signatory of Purchaser:_________________________________________________________________________________

Name of authorized signatory:_______________________________________________________________________________________________

Title of authorized signatory:________________________________________________________________________________________________

Email Address of Purchaser:_________________________________________________________________________________________________
______________________________________________________________________________________________________________________

Address for notice of Purchaser:_____________________________________________________________________________________________

Address for delivery of Securities for Purchaser (if not the same as above):
______________________________________________________________________________________________________________________
______________________________________________________________________________________________________________________

Subscription Amount: $____________________________________________________________________________________________________

Shares:_________________________________________________________________________________________________________________

Warrant Shares:__________________________________________________________________________________________________________

Date: May _____, 2008

[Purchasers’ signature pages continue.]

Exhibit A

Neither this security nor the securities into which this security is exercisable have been registered with the Securities and Exchange Commission or the securities commission of any state.  The securities are issued  in reliance upon an exemption from registration under the Securities Act of 1933 (the “Securities Act”), and, accordingly, may not be offered or sold except pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in accordance with applicable state securities laws as evidenced by a legal opinion of counsel to the transferor to such effect, the substance of which will be reasonably acceptable to the company.

This security and the securities into which this security is exercisable have been issued pursuant to an exemption from registration under the Securities SAt of 1933, as amended, pursuant to regulation S thereunder. This security and the securities into which this security is excercisable cannot be transferred, offered, or sold in the united states or to U.S. Persons (as that term is defined in regulation S) except pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration.

COMMON STOCK PURCHASE WARRANT
#2008-05-14/____

To purchase _______shares of common stock of

RED LAKE EXPLORATION, INC.

Issue date: May 14, 2008

This common stock purchase warrant (the “Warrant”) certifies that, for value received, (the “Holder”), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date given above (the “Initial Exercise Date”) and by the close of business on the second anniversary of the Initial Exercise Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from Red Lake Exploration, Inc., a Nevada corporation (the “Company”), up to  shares (the “Warrant Shares”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”).  The purchase price of one share of Common Stock under this Warrant is equal to the Exercise Price, as defined in Section 2(a).

1.             Definitions.  Capitalized terms used and not otherwise defined in this Warrant have the same meanings as they have in the Securities Purchase Agreement (the “Purchase Agreement”), dated May 14, 2008, among the Company and the Holder as Purchaser.

2.             Exercise

(a)           Exercise Price.  The exercise price for the purchase of the Warrant Shares is $0.50 per share.

(b)           Exercise of Warrant.  The Holder may exercise the purchase rights represented by this Warrant at any time from the Initial Exercise Date to five o’clock in the afternoon, Pacific time, on the Termination Date by delivering to the Company (i) a duly executed facsimile copy of the annexed  Notice of Exercise, and, (ii) within 5 Trading Days of delivering the Notice of Exercise to the Company, (A) this Warrant, and (B) by wire or cashier’s check drawn on a United States bank the United States dollar amount equal to the number of Warrant Shares being purchased times the Exercise Price (the “Exercise Amount”).

(c)           Exercise limitations

(i)             The Holder may not exercise any portion of this Warrant if, immediately after the Warrant Shares are issued, the Holder (together with the Holder’s Affiliates) would beneficially own more than 4.99% of the number of shares of the Common Stock outstanding.  For the purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates includes the number of shares of Common Stock issuable upon the exercise of this Warrant, but excludes the number of shares of Common Stock that would be issuable upon (i) the Holder’s exercise of the remaining, unexercised portion of this Warrant and (ii) the Holder’s or its Affiliates’ exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company that the Holder or any of its Affiliates own beneficially.  Except as set forth in the foregoing sentence, for the purposes of this Section 2(c), beneficial ownership must be calculated in accordance with Section 13(d) of the Securities and Exchange Act of 1934 (“Exchange Act”).

(ii)            The Holder acknowledges that the Company is not representing to Holder that the calculation described in Section 2(c)(i) complies with Section 13(d) of the Exchange Act and Holder is solely responsible for any schedules required to be filed in accordance with it.   The determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder and its Affiliates) is in the sole discretion of the Holder, and the submission of a Notice of Exercise is deemed to be the Holder’s declaration that the Holder has determined that this Warrant is exercisable as set out in the Notice of Exercise and subject to the limitations in this Section 2(c); and the Company is not obliged to verify or confirm the accuracy of the Holder’s determination.

(iii)           For the purposes of this Section 2(c), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in the most recent of (A) the latest filed of the Company’s Form 10-QSB and Form 10-KSB, (B) a public announcement by the Company stating the number of shares of Common Stock outstanding, or (C) any other notice by the Company or the Company’s Transfer Agent stating the number of shares of Common Stock outstanding.  If Holder asks for it, the Company will within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.

(d)           Mechanics of Exercise

(i)             Authorization of Warrant Shares.  The Company will issue all Warrant Shares as duly authorized, validly issued, fully paid and non-assessable, and free from all taxes, liens and charges (other than taxes in respect of any transfer occurring contemporaneously with the issue).

(ii)            Delivery of certificates upon exercise.  The Company will instruct its transfer agent to deliver certificates for Warrant Shares to the Holder at the address specified by the Holder in the Notice of Exercise within three Trading Days from the later of (A) the Company’s receipt of the Notice of Exercise, (B) the Holder’s surrender of this Warrant, and (C) the Company’s receipt of the Exercise Amount as set out in Section 2(b) (“Warrant Share Delivery Date”).  This Warrant is deemed to have been exercised on the date the Exercise Amount is received by the Company (“Exercise Date”); and the Warrant Shares are deemed to have been issued, and Holder is deemed to have become a holder of record of the shares for all purposes, on the Exercise Date.

(iii)           Cashless exercise.  If, at any time after the end of six months from the issue date of this Warrant, the Company’s shares trade in a Trading Market for 30 consecutive Trading Days at $0.80 per share or more, then the Holder must exercise any part of this warrant that is then unexercised within five days of the end of the 30 Trading Days.  If the Holder fails to complete the exercise within the five days, then the Company may force the exercise of this Warrant by a cashless exercise and issue to the Holder a certificate representing the number of Warrant Shares that is equal to the quotient obtained according to the following formula:

(A-B) X
      A

Where:

A  = the average closing price at which the Company’s stock traded during the last five Trading Days of the 30 Trading Days;

B  = the Exercise Price, as adjusted; and

X  = the number Warrant Shares issuable upon the exercise of this warrant in accordance with its terms.

(iv)           Delivery of new warrants upon exercise.  If the Holder exercises this Warrant in part, the Company will, when it delivers the certificate or certificates representing Warrant Shares, deliver to Holder a new warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares, identical in all other respects with this Warrant.

(v)            Rescission rights.  If the Company fails to cause its transfer agent to send to the Holder a certificate or certificates representing the Warrant Shares pursuant to this Section 2(d)(v) by the Warrant Share Delivery Date, then the Holder may rescind the exercise.

(vi)           No fractional shares or scrip.  No fractional shares or scrip representing fractional shares may be issued upon the exercise of this Warrant.  If the Holder would otherwise be entitled to fractional shares upon the exercise, the Company will pay a cash adjustment in respect of the fraction in an amount equal to the fraction multiplied by the Exercise Price.

(vii)          Charges, taxes and expenses.  The Company will issue certificates for Warrant Shares in the name of the Holder and will not charge the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of the certificate.

(viii)         Closing of books.  The Company will not close its stockholder books or records in any manner that prevents the timely exercise of this Warrant.

3.             Certain Adjustments

(a)           Stock dividends and splits.  If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend or otherwise makes a distribution on shares of its Common Stock or any other Common Stock Equivalent (which, for avoidance of doubt, does not include any shares of Common Stock issued by the Company pursuant to this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then the Exercise Price must be multiplied by a fraction of which the numerator is the number of shares of Common Stock (excluding treasury shares, if any) outstanding before the event and of which the denominator is the number of shares of Common Stock outstanding after the event, and the number of shares issuable upon exercise of this Warrant must be proportionately adjusted by this fraction.  Any adjustment made pursuant to this Section 3(a) is effective immediately after the record date for the determination of stockholders entitled to receive the dividend or distribution and is effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b)           Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company merges or consolidates with or into another Person, (ii) the Company sells all or substantially all of its assets in one or a series of related transactions, (iii) any Person completes a tender offer or exchange offer by which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company reclassifies its Common Stock or completes any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then, upon any subsequent conversion of this Warrant, the Holder has the right to receive, for each Warrant Share that would have been issued upon the exercise absent the Fundamental Transaction, the same consideration as the Company has given its other holders of its Common Stock for the conversion of their Common Stock outstanding at the time of the Fundamental Transaction (the “Alternate Consideration”).  Any successor to the Company or surviving entity in a Fundamental Transaction must issue to the Holder a new warrant consistent with the foregoing provisions with evidence of the Holder’s right to exercise the warrant into Alternate Consideration.  The terms of any agreement pursuant to which a Fundamental Transaction is completed must include terms requiring the successor or surviving entity to comply with the provisions of this Section 3(b) and insuring that this Warrant (or any replacement security) is similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

(c)           Calculations.  All calculations under this Section 3 must be made to the nearest cent or the nearest 1/100th of a share, as the case may be.  The number of shares of Common Stock outstanding at any given time does not include shares of Common Stock owned or held by or for the account of the Company.  For the purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date is the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

(d)           Notice to Holders.  If the Company makes adjustments under this Section 3, the Company will promptly mail to each Holder a notice containing a description of the event that required the adjustment.

4.             Warrant register.  The Company will register this Warrant on its warrant register and will treat the registered Holder as the absolute owner for all purposes.

5.             Miscellaneous

(a)           Title to Warrant.  This Warrant is not transferable.

(b)           No rights as shareholder until Exercise Date.  This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company before the Exercise Date.  Upon the surrender of this Warrant and the payment of the aggregate Exercise Price, the Company will issue the Warrant Shares to the Holder as the record owner of the Warrant Shares as of the close of business on the Exercise Date.

(c)           Loss, Theft, Destruction or Mutilation of Warrant.  The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of the Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of the cancellation, in lieu of the Warrant or stock certificate.

(d)           Saturdays, Sundays, Holidays, etc.  If the last date for doing anything under this Warrant falls on a Saturday, Sunday or a legal holiday, then the thing may be done on the next succeeding Trading Day.

(e)           Authorized Shares.

(i)             The Company covenants that, while the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant.  The Company further covenants that its issuance of this Warrant constitutes full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant.  The Company will take all such reasonable action as may be necessary to assure that the Warrant Shares are issued as provided without a violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed or quoted.

(ii)            Unless waived or consented to by the Holder, the Company will not by any action avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in carrying out of all its terms and take whatever actions is necessary or appropriate to protect the rights of Holder under this Warrant from impairment.

(f)             Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant must be determined in accordance with the provisions of the Purchase Agreement.

(g)            Restrictions.  The Holder acknowledges that the Holder’s sale or transfer of the Warrant Shares, if not registered, will be subject to restrictions upon resale imposed by state and federal securities laws.

(h)            No waiver.  No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder operates as a waiver of the right or otherwise prejudices Holder’s rights, powers or remedies.

(i)             Notice.  Any notice, request or other document required or permitted to be given or delivered by either party to the other must be delivered in accordance with the notice provisions of the Purchase Agreement.

(j)             Successors and Assigns.  Subject to applicable securities laws, this Warrant inures to the benefit of and binds the successors and permitted assigns of the Company and the Holder.

(k)            Amendment.  Any amendment of this Warrant must be in writing and signed by both the Company and the Holder.

(l)             Severability.  Wherever possible, each provision of this Warrant must be interpreted under applicable law, but if any provision of this Warrant is prohibited by or invalid under applicable law, the provision is ineffective to the extent of the prohibition or invalidity, without invalidating the remaining provisions of this Warrant.

(m)           Headings.  The headings used in this Warrant are for the convenience of reference only and are not, for any purpose, deemed a part of this Warrant.

In witness whereof the Company has caused this Warrant to be executed by its duly authorized officer.

Dated:  May _____, 2008
RED LAKE EXPLORATION, INC.

By:	/s/
Caitlin Jeffs, President

NOTICE OF EXERCISE

To:           Red Lake Exploration, Inc.

The undersigned hereby elects to purchase __________Warrant Shares pursuant to the terms of the attached Warrant, and tenders payment of the exercise price in full in lawful money of the United States, together with all applicable transfer taxes, if any.

Please deliver the Warrant Shares to the following:

___________________________________________________

___________________________________________________

___________________________________________________

__________________________________________
Signature of Holder or authorized signatory of Holder

Name of Holder: _________________________________________________

Name of authorized signatory:_______________________________________

Title of authorized signatory:________________________________________

Date:__________________________________________________________